For Immediate Release

Contacts:	Progenics Pharmaceuticals, Inc.: Richard W. Krawiec, Ph.D. Vice President Corporate Affairs (914) 789-2800 rkrawiec@progenics.com	Wyeth: Media Contacts: Gerald Burr Wyeth Pharmaceuticals (484) 865-5138 Douglas Petkus Wyeth (973) 660-5218 Investor Contact: Justin Victoria Wyeth (973) 660-5340
PROGENICS AND WYETH INITIATE GLOBAL PHASE 3 CLINICAL PROGRAM OF INTRAVENOUS METHYLNALTREXONE
TO TREAT POST-OPERATIVE ILEUS

Tarrytown, NY and Madison, NJ - September 20, 2006 - Progenics Pharmaceuticals, Inc., (NASDAQ: PGNX) and Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), today announced the initiation of the first of two global, pivotal, phase 3 clinical trials to evaluate the safety and efficacy of intravenous methylnaltrexone for the treatment of post-operative ileus (POI), a debilitating impairment of the gastrointestinal tract that occurs after surgery. There are no medicines currently approved to treat POI.

The cause of POI is not clear, but release of endogenous opioids in response to the trauma of surgery is believed to be involved. The problem can be exacerbated by the administration of opioids, such as morphine, to relieve post-operative pain. Millions of surgical procedures are performed each year in the United States, most requiring opioid pain management. Methylnaltrexone is a mu-opioid-receptor antagonist that does not cross the blood-brain barrier. It is designed to reverse certain peripheral side effects caused by opioids, particularly in the gastrointestinal tract, while not interfering with brain-centered pain relief.

“Pain management is critical for post-operative patients, and physicians must be able to administer adequate doses of opioids without encountering debilitating gastrointestinal side effects,” said Ann Lowry, MD, FACS, President of the American Society of Colon and Rectal Surgeons. “Post-operative medications are often administered intravenously, as patients have difficulty tolerating oral medications following surgery. Therefore, methylnaltrexone in an intravenous form would be a convenient route of administration in this setting.”

In a pilot phase 2 clinical trial previously conducted by Progenics, patients who received methylnaltrexone following segmental colectomy exhibited improve-ments in clinically important measures of gastrointestinal recovery.

The first phase 3 study will enroll approximately 500 patients who have undergone segmental colectomy surgery in a double-blind, randomized, placebo-controlled clinical trial at approximately 90 surgical centers worldwide. Key elements of the study design, including the primary efficacy endpoint, were reviewed with the United States Food and Drug Administration (FDA) under a Special Protocol Assessment in July 2006. In this trial, study medication (methylnaltrexone, at one of two dose levels, or placebo) will be administered following surgery and every six hours until the patient recovers gastrointestinal function or for up to 10 days after surgery. The primary efficacy endpoint is duration of post-operative ileus as measured by time to first bowel movement. The study will also examine safety and other secondary measures of gastrointestinal recovery, including time to discharge eligibility. Additional details regarding the clinical trial will be available at www.clinicaltrials.gov.

“Opioid use for post-operative pain relief can delay or prolong surgical recovery,” said Robert J. Israel, M.D., Progenics’ Senior Vice President, Medical Affairs. “Intravenous methylnaltrexone is designed to target an underlying cause of post-operative ileus, the unwanted interaction of opioids with the gastrointestinal tract. Our studies will evaluate the ability of methylnaltrexone to accelerate bowel recovery after surgery.”

The intravenous form of methylnaltrexone currently under investigation for the treatment of post-operative ileus has received Fast Track designation from the FDA. Fast Track designation facilitates development and may expedite regulatory review of drugs that FDA recognizes as potentially addressing an unmet medical need for serious or life-threatening conditions. The companies plan to begin a second global, pivotal phase 3 clinical study of intravenous methylnaltrexone in a similar post-surgical setting later this year. Subsequent to satisfactory completion of these studies, a New Drug Application is planned for intravenous methylnaltrexone in late 2007 or early 2008.

About the Companies

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative ileus. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1b studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immunotherapies for prostate cancer, including a human monoclonal antibody-drug conjugate directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of September 20, 2006. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words "anticipates,” ”plans," ”expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, cardiovascular disease, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include risks associated with the inherent uncertainty of the timing and success of product research, development and commercialization (including with respect to our pipeline products), drug pricing and payment for our products by government and third party-payors, manufacturing, data generated on the safety and efficacy of our products, economic conditions including interest and currency exchange rate fluctuations, changes in generally accepted accounting principles, the impact of competitive or generic products, trade buying patterns, global business operations, product liability and other types of litigation, the impact of legislation and regulatory compliance, intellectual property rights, strategic relationships with third parties, environmental liabilities, and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors.” We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Editor’s Note:
Additional information on Progenics available at http://www.progenics.com
Additional information on Wyeth available at http://www.wyeth.com